Exhibit 5

Dykema Gossett PLLC 2723 South State Street Suite 400 Ann Arbor, Michigan 48104 www.dykema.com Tel: (734) 214-7660 Fax: (734) 214-7696

February 17, 2009

Aastrom Biosciences, Inc.
24 Frank Lloyd Wright Dr.
Ann Arbor, Michigan 48105
          Re:      Aastrom Biosciences, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of an Amendment No. 1 to the registration statement (the “Registration Statement”) of the Company on Form S-3 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s:
(i)	common stock, no par value per share (the “Common Stock”);

(ii)	preferred stock, no par value per share (the “Preferred Stock”);

(iii)	senior debt securities (the “Senior Debt Securities”) to be issued under the senior indenture (the “Senior Indenture”);

(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued under the subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); and

(iv)	warrants representing rights to purchase, Common Stock, Preferred Stock or Debt Securities (the “Warrants”);
(collectively, the Common Stock, the Preferred Stock, the Debt Securities and the Warrants are referred to herein as the “Securities”); all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial offering price not to exceed $50,000,000.
     We have been advised by the Company that:
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Aastrom Biosciences, Inc.
February 17, 2009

A.	The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s Restated Articles of Incorporation to be approved by the Company’s Board of Directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

B.	The Senior Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture, which Indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

C.	The Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture, which Indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

D.	The particular terms of any Debt Securities will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

E.	Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a bank as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement.
     In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each
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Aastrom Biosciences, Inc.
February 17, 2009

natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which shareholders of the Company may vote, such rights are set forth in the Company’s Restated Articles of Incorporation or the Restated Articled of Incorporation grant to the Company’s Board of Directors the power to confer such voting or inspection rights and the Company’s Board of Directors has conferred such rights.
     We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:
     1. The Common Stock will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or a properly authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for a consideration that the Board of Directors or such committee determines as adequate (any such specific authorization of Securities being “Authorizing Resolutions”), (ii) the terms of the offer and sale of the Common Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions, and (iv) certificates evidencing the shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law.
     2. The Preferred Stock will be validly issued, fully paid and nonassessable, provided that (i) such Preferred Stock is specifically authorized for issuance by Authorizing Resolutions, (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been
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Aastrom Biosciences, Inc.
February 17, 2009

established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s Board of Directors, or an amendment to the Company’s Restated Articles of Incorporation approved by the Company’s Board of Directors and shareholders, has been filed with the Department of Labor and Economic Growth, Bureau of Commercial Services, of the State of Michigan, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Restated Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions, and (vi) certificates evidencing the shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law.
     3. The Debt Securities, when issued and sold in accordance with the applicable Indenture and any applicable purchase or agency agreement will constitute valid and legally binding obligations of the Company, provided that (i) such Debt Securities are specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture, the Company’s Restated Articles of Incorporation and Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Indenture and any supplemental indenture in respect of such Debt Securities has been duly authorized, executed and delivered by each party thereto and such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Debt Securities have been duly delivered to the purchasers thereof, in consideration for which the Company has received the consideration provided for in the applicable Authorizing Resolutions.
     4. The Warrants will constitute valid and legally binding obligations of the Company, provided that (i) such Warrants are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or
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Aastrom Biosciences, Inc.
February 17, 2009

instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.
     The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
     We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) the validity or enforceability of any provisions contained in the Warrant Agreement that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (iii) any securities into which the Preferred Stock, Debt Securities and the Warrants may be convertible or exercisable.
     We have relied as to certain matters on information obtained from public officials and officers of the Company.
     It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities and Warrants while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws as in effect on the date hereof. We understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.
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Aastrom Biosciences, Inc.
February 17, 2009

     The forgoing opinions are limited to the laws of the state of Michigan and the federal laws of the United States. We express no opinion and make no representation with respect to the law of any other jurisdiction.
     We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
Dykema Gossett pllc
/s/ Dykema Gossett PLLC
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